Exhibit 99.1

LITHIA MOTORS SECOND QUARTER 2007 EARNINGS AND
CONFERENCE CALL SCHEDULED FOR JULY 26, 2007

MEDFORD, OREGON, July 11, 2007 (12:00 p.m. PDT) – Lithia Motors, Inc. (NYSE: LAD) today announced that its second quarter 2007 earnings will be released on Thursday, July 26 at 1:00 p.m., PDT.

CONFERENCE CALL INFORMATION
A conference call to discuss the results is scheduled for the same day at 2 p.m. PDT and 5 p.m. EDT.

HOW TO PARTICIPATE:

DOMESTIC AND INTERNATIONAL CALLS: 973-582-2750
Conference ID #: 9010604

Please call in at least 10 minutes prior to the beginning of the call.

To listen LIVE on our website or for REPLAY: Log-on to www.Lithia.com – Go to Investor Relations – and click on the Conference Call Icon.

A replay will be available at the Investor Relations section of the Lithia Motors website; www.Lithia.com.

A playback of the conference call will be available on the same day, approximately one hour after completion of the call, and will be available until August 9. The playback can be accessed by calling 973-341-3080 (access code: 9010604) or by visiting the Investor Relations section of the Lithia Motors website; www.Lithia.com.

About Lithia
Lithia Motors, Inc. is a Fortune 700 and Russell 2000 Company. Lithia sells 30 brands of new vehicles at 108 stores which are located in 46 markets within 15 states. Internet sales are centralized at www.Lithia.com. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations. Lithia retailed 109,648 new and used vehicles and had $3.17 billion in total revenue in 2006.

Additional Information
For additional information on Lithia Motors, contact the Investor Relations Department: (541) 776-6591 or log-on to: www.lithia.com – go to Investor Relations